Exhibit 10.3
INTERMUNE, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
Adopted January 31, 2000
Approved by Stockholders: March 20, 2000
Termination Date: January 30, 2010
Amended on: April 4, 2002 and June 19, 2002
Approved by Stockholders: June 19, 2002
Amended and Restated on: April 2, 2004
Approved by Stockholders: May 27, 2004
Amended and Restated on: March 7, 2007
Amended on: April 27, 2007
Approved by Stockholders: May 15, 2007
1. Purposes.
     (a) The Plan amends and restates the InterMune, Inc. 2000 Equity Incentive Plan originally adopted January 31, 2000. All Stock Awards granted subsequent to April 7, 2007 shall be subject to the terms of this Plan (as amended and restated hereby). Subject to approval of the amendments to the Plan reflected in this document by the Company’s stockholders at the Company’s 2007 Annual Meeting of stockholders, this version of the Plan is effective on and after April 7, 2007, and Awards granted on or after April 7, 2007 shall be made under this version of the Plan and not under the Plan as previously in effect. For the terms and conditions of the Plan applicable to Awards granted under the Plan before April 7, 2007, refer to the version of the Plan in effect as of the date such Stock Award was granted.
     (b) The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.
     (c) The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, and (v) Stock Bonus Awards.
     (d) The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2. Definitions.
     (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.

     (d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).
     (e) “Common Stock” means the common stock of the Company.
     (f) “Company” means InterMune, Inc., a Delaware corporation.
     (g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.
     (h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
     (i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to Stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
     (j) “Director” means a member of the Board.
     (k) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     (l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
     (i) If the Shares are listed on any established stock exchange or a national market system, Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
     (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the closing bid and asked prices for the Shares on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Shares, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
     (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.
     (o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
     (t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     (v) “Outside Director” means a Director who either (i) is not a current Employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (x) “Plan” means this InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan.
     (y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (z) “Securities Act” means the Securities Act of 1933, as amended.
     (aa) “Share Reserve” shall have the meaning ascribed in Section 4(a).
     (bb) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award and a Stock Bonus Award.
     (cc) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (dd) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to Section 7(a).
     (ee) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.
     (ff) “Stockholder” means a stockholder of the Company.
     (gg) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to Section 7(b).
     (hh) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.
     (ii) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
     (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; the exercise price and acceptable types of consideration for payment of the exercise price for each Stock Award; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
     (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
     (iii) Subject to the provisions of Section 14, to amend the Plan or a Stock Award as provided in Section 12.
     (iv) To terminate or suspend the Plan as provided in Section 13.
     (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
     (c) Delegation to Committee.
     (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
     (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a

Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Awards or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
     (iii) Delegation to Non-Board Members. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more officers of the Company the authority to grant or amend Options to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Options has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Board.
     (d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4. Shares Subject to the Plan.
     (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate eight million seven hundred seventy eight and two hundred twenty six (8,778,226) shares (the “Share Reserve”), which is comprised of 1,500,000 shares that were approved by the Stockholders on May 15, 2007, 1,000,000 shares that were approved by the Stockholders on May 27, 2004; 2,500,000 shares that were approved by the Stockholders on June 19, 2002; and 3,778,226 shares that were in the Share Reserve prior to June 19, 2002; provided, however, that such aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 1.67 shares for each share of Stock delivered in settlement of any Stock Purchase Award or Stock Bonus Award.
     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.
     (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
     (d) Incentive Stock Option Shares. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the aggregate number of shares of Common Stock issued under the Plan pursuant to the exercise of all Incentive Stock Options granted under the Plan shall not exceed ten million (10,000,000) shares of Common Stock.
5. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.
     (d) Consultants.
     (i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.
     (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of seven (7) years.
     (b) Exercise Price of an Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     (c) [Intentionally Omitted.]
     (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock (either by actual delivery or attestation), (2) by a “net exercise” of the Option (as further described below), (3) to the extent permissible under Section 13(k) of the Exchange Act, according to a deferred payment or other similar arrangement with the Optionholder, (4) to the extent permissible under Section 13(k) of the Exchange Act, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company’s earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.
     In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionholder but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Optionholder. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under a “net exercise”, (ii) shares actually delivered to the Optionholder as a result of such exercise and (iii) shares withheld for purposes of tax withholding.
     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. Notwithstanding the foregoing, in no event may any Nonstatutory Stock Option be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration.
     (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
     (h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

     (i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
     (j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
     (k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. At the Board’s election, the repurchase right may be at the lesser of: (i) the Fair Market Value on the relevant date and (ii) the Optionholder’s original cost. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7. Provisions of Stock Awards other than Options.
     (a) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, but each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
     (i) Consideration. A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate.
     (ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
     (iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive pursuant to a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.
     (iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement. Notwithstanding the foregoing, in no event may a right to acquire shares of Common Stock under a Stock Bonus Award be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration.
     (b) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
     (i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the

Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.
     (ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant (to the extent permissible under Section 13(k) of the Exchange Act); or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law; provided, however, that to the extent prohibited by applicable law, payment of the Common Stock’s par value shall not be made by deferred payment.
     (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
     (iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant’s original cost. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.
     (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement. Notwithstanding the foregoing, in no event may a right to purchase or receive shares of Common Stock granted under a Stock Purchase Award be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration.
8. Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
9. Use of Proceeds from Stock.
     Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
10. Miscellaneous.
     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company’s earnings for financial accounting purposes).
11. Adjustments upon Changes in Stock.
     (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the maximum aggregate number of securities that may be issued pursuant to the exercise of Incentive Stock Options under subsection 4(d), the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.
     (c) Change in Control. In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the Stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.
12. Amendment of the Plan and Stock Awards.
     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the Stockholders of the Company to the extent Stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
     (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for Stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
     (e) Amendment of Stock Awards. Subject to the provisions of Section 14 hereof, the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
13. Termination or Suspension of the Plan.
     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 7, 2017. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
14. Prior Stockholder Approval of Option Repricings.
     Notwithstanding anything to the contrary herein, the Board shall not, without first obtaining the approval of the Stockholders, (i) reduce the exercise price of any outstanding Option under the Plan, (ii) cancel any outstanding Option under the Plan and replace it with an Option with a lower exercise price, (iii) accept any outstanding Option in exchange for a new Option with a lower exercise price, or (iv) take any other action that is treated as a repricing under generally accepted accounting principles.
15. Effective Date of Plan and Amendments.
     (a) The Prior Plan became effective upon the effective date of the Company’s first registered offering of its Common Stock to the public. The Plan (as amended and restated hereby) shall become effective as of May 15, 2007, provided that the Stockholders approve the Plan (as amended and restated hereby) at the 2007 annual meeting of Stockholders.
     (b) No Stock Award that has been granted under an amendment adopted by the Board which is subject to Stockholder approval shall be exercised (or, in the case of a Stock Bonus Award, shall be granted) unless and until such amendment has been approved by the Stockholders, which approval shall be within twelve (12) months after the date such amendment is adopted by the Board.
16. Choice of Law.
     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

InterMune, Inc.
Amended and Restated 2000 Equity Incentive Plan
Notice of Grant of Stock Option and Stock Option Terms and Conditions

InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, CA 94005
(415) 466-2200

«First» «Middle» «Last»	Social Security Number:	«SS_No»
«Address»	Grant Number:	«Grant_No»
«City», «State» «Zip»

Date of Grant:	«Date_of_Grant»

Vesting Commencement Date:	«Vesting _Start_Date»

Exercise Price per Share:	$ «Exercise_Price»

Total Number of Shares Granted:	«No_Granted»

Total Exercise Price:	$«Total_Exercise_Price»

Term/Expiration Date:	«Term_Date»

Type of Option:	«Type_of_Option»

Vesting Schedule:	The Shares subject to this Option shall vest according to the following schedule:

One Fourth (1/4) of the Shares shall vest on the one (1) year anniversary of the Vesting Commencement Date. One Thirty-Sixth (1/36) of the Shares shall vest monthly thereafter.

Optionee acknowledges and agrees that the vesting of shares pursuant to this option (the “Option”) is earned only by continuing consultancy or employment at the will of lnterMune, Inc. (the “Company”) (not through the act of being hired, being granted this Option or acquiring shares hereunder). Optionee further acknowledges and agrees that nothing in this agreement, nor in the Company’s Amended and Restated 2000 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference, shall confer upon Optionee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s employment or consultancy at any time, with or without Cause.
Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of such Plan. Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions related to this Option or arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated above.
This Option is governed by the Stock Option Terms and Conditions attached hereto and incorporated herein by this reference. By Optionee’s signature below, Optionee agrees to be bound by all of the terms and conditions of the Plan and the Stock Option Terms and Conditions attached hereto.

Date:

Robin Steele
Senior Vice President and General Counsel

Optionee Signature	Date

INTERMUNE, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
STOCK OPTION TERMS AND CONDITIONS
1. Plan Incorporated by Reference. The Option is issued pursuant to the Intermune, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the attached Notice of Grant of Stock Option and in the Plan. In the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control.
2. Option Shares and Exercise Price. The Company hereby grants to the Optionee an Option to purchase the Common Stock (the “Shares”) set forth in the Notice of Grant of Stock Option, at the exercise price per Share set forth in the Notice of Grant of Stock Option (the “Exercise Price”).
3. Exercisability Schedule. Provided Optionee has remained in continuous service as an Employee, Director or Consultant as of each applicable vesting date, as required by the Plan, the Option shall become vested and exercisable in accordance with the Vesting Schedule set forth in the Notice of Grant of Stock Option.
4. Payment of Exercise Price. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to Optionee. Optionee may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:
     (a) Payment of the exercise price per share in cash (including check) at the time of exercise;
     (b) With the consent of the Committee, and provided that at the time of exercise the Company’s Common Stock is publicly traded, payment by delivery of shares of Common Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or the exercised portion of the Option and which have been held for the period sufficient to avoid a compensation accounting charge to the Company;
     (c) Payment by delivery of a notice that Optionee has placed a market sell order with a broker with respect to shares of the Company’s Common Stock then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price of the Option or the exercised portion of the Option; provided that payment of such proceeds is made to the Company on or before settlement of such sale;
     (d) With the consent of the Committee, payment in any other form of legal consideration that may be acceptable to the Committee; or
     (e) With the consent of the Committee, payment by a combination of the methods of payment permitted by subparagraph 4(a) through 4(d) above.
5. No Fractional Shares. The Option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.
6. Compliance with Securities Laws. Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act of 1933, as amended (the “Act”) or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.
7. Option Term. The term of the Option commences on the date of grant of the Option set forth in the Notice of Grant of Stock Option and, unless sooner terminated as set forth below or in the Plan, terminates on the expiration date of the Option set forth in the Notice of Grant of Stock Option (which date shall be no more than ten (10) years from the date of grant of the Option). In no event may the Option be exercised on or after the date on which it terminates. The Option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of Optionee’s continuous service as an Employee, Director or Consultant, as determined under the Plan, for any reason or for no reason unless:

     (a) such termination of continuous service as an Employee, Director or Consultant is for Cause, in which event the Option shall terminate upon the date of termination of continuous service as an Employee, Director or Consultant;
     (b) such termination of continuous service as an Employee, Director or Consultant is due to Optionee’s permanent and total disability (within the meaning of Section 22(e)(3) of the Code), in which event the Option shall terminate on the earlier of (i) the expiration date of the Option set forth above, or (ii) twelve (12) months following such termination of continuous service as an Employee, Director or Consultant;
     (c) such termination of continuous service as an Employee, Director or Consultant is due to Optionee’s death, in which event the Option shall terminate on the earlier of (i) the expiration date of the Option set forth above, or (ii) eighteen (18) months after Optionee’s death; or
     (d) during any part of such three (3) month period the Option is not exercisable solely because of the condition set forth in Section 6 above, in which event the Option shall not terminate until the earlier of (i) the expiration date of the Option set forth above or (ii) until the Option shall have been exercisable for an aggregate period of three (3) months after the termination of continuous service as an Employee, Director or Consultant.
     However, unless otherwise permitted by the Committee, the Option may be exercised following termination of employment only as to that number of Shares which are vested and exercisable on the date of such termination of continuous service as an Employee, Director or Consultant.
     For purposes of the Option, unless otherwise defined in an employment, severance or similar agreement between Optionee and the Company (in which case such alternate definition shall govern) “Cause” means Optionee’s misconduct, including but not limited to: (i) Optionee’s conviction of any felony or any crime involving moral turpitude or dishonesty, (ii) Optionee’s participation in any fraud or act of dishonesty against the Company, (iii) Optionee’s conduct that, based upon a good faith and reasonable factual investigation by the Company, demonstrates Optionee’s gross unfitness to serve, or (iv) Optionee’s intentional, material violation of any agreement or contract between the Company and Optionee or any statutory duty of Optionee to the Company that Optionee does not correct within seven (7) days after notice to Optionee thereof. Optionee’s medically diagnosed physical or mental disability shall not constitute “Cause” for purposes of the Option.
8. Method of Exercise. The Option may be exercised, to the extent specified above, by providing a notice of exercise (in a form designated by the Company) together with the exercise price payable to the Company delivered to the administrator of the Plan or to such other person as the Company may designate, during regular business hours, together with such additional written or electronic documents as the Company may then require pursuant to the Plan. By exercising the Option, Optionee agrees that the Company may require Optionee to enter into an arrangement providing for the cash payment by Optionee to the Company of any tax withholding obligation of the Company.
9. Withholding. Optionee hereby authorizes withholding from his or her payroll payments and any other amounts payable to Optionee upon exercise of the Option and Optionee agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with the Option.
10. Option Not Transferable. The Option is not transferable, except by will or by the laws of descent and distribution and is exercisable during Optionee’s life only by Optionee. By delivering written notice to the Company, in a form satisfactory to the Company, Optionee may designate a third party who, in the event of Optionee’s death, shall thereafter be entitled to exercise the Option.
11. No Right to Employment. The Option is not an employment contract and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Optionee’s part to continue in the employ of the Company, or of the Company to continue Optionee’s employment with the Company. In the event that the Option is granted to Optionee in connection with the performance of services as a Consultant or Director, references to employment, Employee and similar terms shall be deemed to include the performance of services as a Consultant or a Director, as the case may be, provided, however, that no rights as an Employee shall arise by reason of the use of such terms.

12. Notices. Any notices provided for in the Option or in the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Optionee at the address specified on the Notice of Grant of Stock Option or at such other address as Optionee hereafter designates by written notice to the Company.
13. ISO Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Option or portion thereof which exceeds such limit (according to the order in which they were granted) shall be treated as a Non-Statutory Stock Option.
14. Section 409A. The Notice of Grant of Stock Option, this Stock Option Terms and Conditions and the Option are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for an option to purchase service recipient stock as described in Section 1.409A-1(b)(5)(i)(A) of the Department of Treasury regulations. Notwithstanding any provision of the Notice of Grant of Stock Option and this Stock Option Terms and Conditions to the contrary, in the event that the Committee determines that the Option may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Notice of Grant of Stock Option and this Stock Option Terms and Conditions or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

InterMune, Inc.
Amended and Restated 2000 Equity Incentive Plan
Notice of Grant of Stock Bonus Award And Terms and Conditions

InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, CA 94005
(415) 466-2200

«First» «Middle» «Last»	Social Security Number:	«SS_No»
«Address»	Award Number:	«Grant_No»
«City», «State» «Zip»

Date of Grant:	«Date___of_Grant»

Vesting Commencement Date:	«Vesting_Start_Date»

Total Number of Shares Granted:	«No_Granted»
Vesting Schedule: The Shares subject to this Grant shall vest according to the following schedule:
Twenty Five Percent (25%) of the Shares shall vest on each one
(1) year anniversary of the Vesting Commencement Date.

Grantee acknowledges and agrees that the vesting of shares pursuant to this Stock Bonus Award (the “Grant”) is earned only by continuing consultancy or employment at the will of lnterMune, Inc. (the “Company”) (not through the act of being hired, being granted this Grant or acquiring shares hereunder). Grantee further acknowledges and agrees that nothing in this agreement, nor in the Company’s Amended and Restated 2000 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference, shall confer upon Grantee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with Grantee’s right or the Company’s right to terminate Grantee’s employment or consultancy at any time, with or without Cause.
Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of such Plan. Grantee hereby accepts this Grant subject to all of the terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions related to this Grant or arising under the Plan. Grantee further agrees to notify the Company upon any change in the residence address indicated above.
This Grant is governed by the Stock Bonus Award Terms and Conditions attached hereto and incorporated herein by this reference. By Grantee’s signature below, Grantee agrees to be bound by all of the terms and conditions of the Plan and the Stock Bonus Award Terms and Conditions attached hereto.

Date:

Robin Steele
Senior Vice President and General Counsel

Optionee Signature	Date

INTERMUNE, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
STOCK BONUS AWARD TERMS AND CONDITIONS
1. Plan Incorporated by Reference. The Grant is issued pursuant to the InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the attached Notice of Grant of Stock Bonus Award and in the Plan. In the event of any conflict between the provisions of the Grant and those of the Plan, the provisions of the Plan shall control.
2. Shares of Restricted Stock. The Company hereby grants to the Grantee the shares of Common Stock (the “Shares”) set forth in the Notice of Grant of Stock Bonus Award.
3. Vesting Schedule. Provided Grantee has remained in continuous service as an Employee, Director or Consultant as of each applicable vesting date, as required by the Plan, the Shares shall become vested in accordance with the vesting schedule set forth in the Notice of Grant of Stock Bonus Award (the “Vesting Schedule”).
4. Compliance with Securities Laws. Grantee may not be issued any Shares unless the Shares are either (i) then registered under the Securities Act of 1933, as amended (the “Act”) or, (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Act. The Grant must also comply with other applicable laws and regulations governing the Grant, including the withholding of individual taxes, and Grantee will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5. Forfeiture Condition. Grantee shall be required to forfeit to the Company for no additional consideration all or any part of the shares received pursuant to Grantee’s Grant (the “Forfeiture Condition”) that have not as yet vested in accordance with the Vesting Schedule (the “Unvested Shares”) on the following terms and conditions:
     (a) Grantee shall, simultaneously with termination of Grantee’s Continuous Service, automatically forfeit to the Company for no consideration all of the Unvested Shares, unless the Company agrees to waive the Forfeiture Condition as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company to written notice to Grantee or Grantee’s representative.
     (b) Subject to the provisions of the Grant, Grantee shall, during the term of the Grant, exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to the Grant. Grantee shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Forfeiture Condition.
     (c) If, from time to time, there is any stock dividend, stock split or other change in the character of amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of the Grant, then in such event any and all new, substituted or additional securities to which Grantee is entitled by reason of his or her ownership of the shares acquired under the Grant shall be immediately subject to the Forfeiture Condition with the same force and effect as the shares subject to the Forfeiture Condition immediately before such event.
6. Withholding. Grantee hereby authorizes withholding from his or her payroll payments and any other amounts payable to Grantee in connection with, and Grantee agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with the Grant.
7. Limitations on Transferability. In addition to any other limitation on transfer created by applicable securities laws, yon shall not sell, assign, donate, encumber or otherwise dispose of any interest in the Shares while the Shares are subject to the Forfeiture Condition. After any Shares have been released from the Forfeiture Condition, Grantee shall not sell, assign, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws.

8. No Right to Employment. The Grant is not an employment contract and nothing in the Grant shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue in the employ of the Company, or of the Company to continue Grantee’s employment with the Company. In the event that the Grant is granted to Grantee in connection with the performance of services as a Consultant or Director, references to employment, Employee and similar terms shall be deemed to include the performance of services as a Consultant or a Director, as the case may be, provided, however, that no rights as an Employee shall arise by reason of the use of such terms.
9. Notices. Any notices provided for in the Grant or in the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address specified on the Notice of Grant of Stock Bonus Award or at such other address as Grantee hereafter designates by written notice to the Company.
10. Section 409A. The Notice of Grant of Stock Bonus Award, this Stock Bonus Award Terms and Conditions, and the Grant are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for the transfer of restricted property as described in Section 1.409A-1(b)(6) of the Department of Treasury regulations. Notwithstanding any provision of the Notice of Grant of Stock Bonus Award and this Stock Bonus Award Terms and Conditions to the contrary, in the event that the Committee determines that the Grant may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Notice of Grant of Stock Bonus Award and this Stock Bonus Award Terms and Conditions or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Grant from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Grant, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.